SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

December 3, 2003

SL GREEN REALTY CORP.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MARYLAND

(STATE OF INCORPORATION)

1-13199	13-3956775
(COMMISSION FILE NUMBER)	(IRS EMPLOYER ID. NUMBER)

420 Lexington Avenue New York, New York	10170
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)	(ZIP CODE)

(212) 594-2700
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

ITEM 5.                             OTHER EVENTS

SL Green Realty Corp. (the “Company”) is revising its historical financial statements in connection with the adoption of Statement of Financial Accounting Standards (“SFAS”) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). During 2003, the Company sold certain properties and in compliance with SFAS 144 has reported revenue, expenses and gain on sale from these properties as income from discontinued operations for each period presented in its quarterly report filed since the date of the sales (including the comparable period of the prior year). The rules and regulations of the SEC applicable to us require that we reclassify the reported revenue, expenses and gain on sale from these properties as income from discontinued operations in our annual financial statements for each of the three years shown in the Company’s last annual report on Form 10-K for the year ended December 31, 2002, if those financials are incorporated by reference in subsequent filings with the SEC made under the Securities Act of 1933, as amended, even though those financial statements relate to a period prior to the date of the sale. These reclassifications have no effect on the Company’s reported net income available to common shareholders or funds from operations (“FFO”). This Report on Form 8-K updates Items 6, 7, 8 and 15(a)1 of the Company’s Form 10-K to reflect those properties sold during 2003 as discontinued operations. All other items of the Form 10-K remain unchanged. No attempt has been made to update matters in the Form 10-K except to the extent expressly provided above.

Index to Exhibit 99.1
Selected Financial Data
Management’s Discussion and Analysis of Financial Condition and Results of Operations
Financial Statements

ITEM 7.                             FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)           EXHIBITS

23.1	Consent of Independent Accountants

31.1	Certification by Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	Certification by Chief Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1	Certification by Chief Executive Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2	Certification by Chief Financial Officer pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

99.1	Revised financial information for the years ended December 31, 2002, 2001 and 2000 for the adoption of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SL GREEN REALTY CORP.

By:	/s/ Thomas E. Wirth
Thomas E. Wirth
Chief Financial Officer

Date: December 3, 2003